 EX‑35.2

(logo) LNR

         Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the"Special Servicer"),as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorizedofficer of the SpecialServicer and not in his individual capacity, as follows:

1. A review of the activities performed by the Special Servicer during the period commencing on January 1, 2015 and ending on December 31, 2015 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period"), and of the Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and

2. To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By: /s/ Job Warshaw

Job Warshaw

President

Dated: February 23, 2016

1601 Washington Avenue · Suite 700 · Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 · Fax: (305) 695-5601

Schedule I

COMM 2015-LC23

COMM 2015-LC23 Mortgage Trust Commercial Mortgage Pass-Through Certificates

Deutsche Mortgage & Asset Receiving Corporation

60 Wall Street

New York NY 10005

Lainie Kaye

Park Bridge Lender Services LLC

560 Lexington Avenue, 17th Floor

Att: COMM 2015-LC23 - Surveillance Manager

New York NY 10022

David Rodgers

Park Bridge Lender Services LLC

Att: COMM 2015-LC23

560 Lexington Avenue, 17th Floor

New York NY 10022

Group

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia MD 21045

Group Notices

Wilmington Trust, National Association

1100 North Market Street

Wilmington DE 19890

Adam Scozzafava

Wilmington Trust, National Association

1100 North Market Street

Wilmington DE 19890

Group